                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                              --------------------


                                   JURISDICTION
NAME                             OF INCORPORATION
----                             ----------------

Launch Networks, Inc.            Delaware
SW Networks Inc.                 New York

